UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008 (July 14, 2008)

SYNUTRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33397	13-4306188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD	20850
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 840-3888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2008, Sheng Yuan Nutritional Food Co., Ltd. (“Sheng Yuan”), a Chinese operating subsidiary of Synutra International, Inc. (the “Company”), entered into an asset purchase agreement (the “Agreement”) with Beijing Huilian Food Co., Ltd. (“Huilian”), a baby food producer in China, to purchase various assets from Huilian, including, but not limited to, Huilian’s plant in Beijing (together with the buildings and equipment at the plant), the “Hui Li Duo” series registered trademarks for Huilian’s products, Huilian’s baby food formulas, and Huilian’s production procedures. Pursuant to the Agreement, within 45 business days after the first installment of the purchase price is paid, both parties have to use their best efforts to submit to the relevant government authorities applications to effect the transfer of the land, buildings and trademarks.

The purchase price for the assets is RMB45 million (approximately US$6.6 million) and will be paid in three installments, as follows: (i) first installment of RMB4.5 million, or 10%, is payable by July 21, 2008; (ii) second installment of RMB31.5 million, or 70%, is payable upon the parties obtaining receipts from the relevant government authorities with respect to the transfer applications required under the Agreement; and (iii) third installment of RMB9.0 million, or 20%, is payable within five business days after the transfer of the assets is completed and the government approvals for the transfer have been obtained. The completion of the sale and purchase of the assets is expected to occur by October 2008.

The Agreement contains customary representations and warranties. The representations and warranties were made only as of the date of the Agreement and have been made solely for the benefit of the parties to the Agreement and should not be relied on by any other person except as specified in the Agreement. The Agreement provides for rescission by either party in the event of the breach of certain representations, warranties and covenants by the other party, and for the party in breach to indemnify the other party in connection with any losses resulting from such breaches.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the copy of Agreement, filed with this current report on Form 8-K as Exhibit 2.1, and incorporated herein by reference.

Item 8.01 Other Events.

On July 18, 2008, the Company issued a press release announcing that it has postponed its proposed underwritten follow-on public offering.

A copy of the press release issued by the Company on July 18, 2008 is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Asset Purchase Agreement, dated July 14, 2008, between Sheng Yuan Nutritional Food Co., Ltd. and Beijing Huilian Food Co., Ltd.

99.1	Text of press release issued by Synutra International, Inc. dated July 18, 2008

Cautionary Information Regarding Forward-looking Statements

This Form 8-K includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “intend,” “estimate,” “may,” “should,” “will,” or “expects,” or the negative or variations thereof. Such forward-looking statements include, among other things, the expected completion date of the sale and purchase of the assets. Although Synutra International, Inc. believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the risks that the required government approvals for the transfer may not be obtained in a timely manner, the closing may be delayed, and other risks that are enumerated in Synutra International’s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC.

By:	/s/ Weiguo Zhang
Name:	Weiguo Zhang
Title:	President and Chief Operating Officer

Date: July 18, 2008

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated July 14, 2008, between Sheng Yuan Nutritional Food Co., Ltd. and Beijing Huilian Food Co., Ltd.
99.1	Text of press release issued by Synutra International, Inc. dated July 18, 2008